Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated March 22, 1999 (except for Note 21, as to which the date is June 15, 1999) accompanying the consolidated financial statements of USABanc.com, Inc. and Subsidiaries included in the Annual Report on Form 10-KSB for the year ended December 31, 1998 which is included in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in the Registration Statement.



/s/ Grant Thornton LLP
----------------------
Grant Thornton LLP
July 30, 1999
Philadelphia, Pennsylvania